Exhibit 99.4

URIGEN N.A., Inc.
875 Mahler Road, Suite 235
Burlingame, California 94010

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING OF SHAREHOLDERS

The undersigned, revoking all prior proxies, hereby appoint(s) William J. Garner and Martin E. Shmagin, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Urigen N.A., Inc. which the undersigned would be entitled to vote if personally at the special meeting of stockholders to be held at the offices of Urigen N.A., Inc. located at 875 Mahler Road, Suite 235, Burlingame, California 94010 on June 28, 2007 at 10:00 a.m., Pacific time, or any adjourned sessions thereof.

PLEASE COMPLETE THIS PROXY AND RETURN THIS PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE PROPOSALS BELOW AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

ONLY HOLDERS OF SERIES A PREFERRED STOCK ARE ENTITLED TO VOTE ON PROPOSAL 2.

		For All	Withhold For All	Abstain
(1)

Proposal to approve and adopt the Agreement and Plan of Merger, dated October 5, 2006, as amended February 1, 2007, March 28, 2007 and May 14, 2007, by and among Valentis, Inc., Valentis Holdings, Inc. and Urigen N.A., Inc., pursuant to which Valentis Holdings, Inc. will merger with and into Urigen N.A., Inc., with Urigen N.A., Inc. surviving the merger as a wholly-owned subsidiary of Valentis, Inc.

		☐	☐	☐
(2)

With respect to holders of Urigen Series A Preferred Stock, proposal to approve the conversion of all outstanding shares of Urigen Series A Preferred Stock into shares of Urigen common stock immediately prior to the proposed merger.

		☐	☐	☐
(3)	Proposal to adjourn the Urigen special meeting of stockholders to solicit additional proxies in favor of the foregoing proposals.	☐	☐	☐

Please sign and date this proxy exactly as name(s) appears on the mailing label. When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In case of joint tenants, each joint owner must sign.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date